Exhibit 99

FOR IMMEDIATE RELEASE

Marine Products Corporation Plans to Announce Fourth Quarter and Annual 2007 Financial
Results and Host a Conference Call on January 23, 2008

ATLANTA, January 10, 2008 -- Marine Products Corporation (NYSE: MPX) announced today that it will release its financial results for the fourth quarter and twelve months ended December 31, 2007 on Wednesday, January 23, 2008 before the market opens.  In conjunction with its earnings release, the Company will host a conference call to review the Company's financial and operating results on Wednesday, January 23, 2008 at 8 a.m. Eastern Time.

Individuals wishing to participate in the conference call should dial (866) 864-9123 or (706) 679-5285 for international callers.  For interested individuals unable to join the call, a replay will be available until midnight on February 23, 2008 by dialing (800) 642-1687 or (706) 645-9291, conference ID 30449634.  This call also will be broadcast and archived on the company's investor Web site at http://www.marineproductscorp.com.  Interested parties are encouraged to click on the webcast link 10-15 minutes prior to the start of the conference call.

Marine Products is a leading manufacturer of fiberglass boats, including Chaparral pleasure boats and Robalo sport fishing boats.  Marine Products Corporation's investor Web site can be found on the Internet at www.marineproductscorp.com.

For information about Marine Products Corporation and/or this event, please contact:

Ben Palmer
Chief Financial Officer
404.321.7910
irdept@marineproductscorp.com

Jim Landers
Corporate Finance
404.321.2162
jlanders@marineproductscorp.com